Exhibit 99.1
PRESS RELEASE

Contact:
Colleen Mumford
Vice President, Communications and Marketing
Cabot Microelectronics Corporation
(630) 499-2600

Cabot Microelectronics Corporation Increases Quarterly Cash Dividend and Provides Commentary on Quarterly Guidance

Aurora, IL, March 4, 2020 – Cabot Microelectronics Corporation (Nasdaq: CCMP) today announced that its Board of Directors has declared a quarterly cash dividend of $0.44 per share ($1.76 per share on an annualized basis) on the company's common stock, an increase of approximately five percent over the most recent quarterly dividend, which was paid on or about January 30, 2020. The dividend will be payable on or about April 24, 2020 to shareholders of record at the close of business on March 24, 2020.

The company also is providing the following commentary on its second quarter of fiscal 2020 guidance: “At present, we have not seen a significant impact from the COVID-19 on our global supply chain or operations, and based on currently available information, our expectations for revenue for our second fiscal quarter appear to be trending in-line with the guidance provided during our first fiscal quarter earnings call on February 6; however, the environment is rapidly evolving and we will continue to monitor developments as related to our business,” said David Li, President and CEO of Cabot Microelectronics Corporation.

The company’s Annual Meeting of Stockholders will be held at 8:00 a.m. Central Time on Wednesday, March 4, 2020, at the company’s global headquarters located at 870 N. Commons Drive, Aurora, Illinois.

Dial-in information: United States: (844) 524-4837
International: (647) 689-6864
Conference code: 5892765

A transcript of the formal comments made during the Annual Meeting will be available in the Investor Relations section of the company’s website, ir.cabotcmp.com.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,000 employees globally. For more information about

Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industry and markets in which the Company participates; the acquisition of, investment in, or collaboration with other entities, including the Company’s acquisition of KMG Chemicals, Inc. (“KMG”), and the expected benefits and synergies of such acquisition; divestment or disposition, or cessation of investment in certain, of the Company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the Company's customers; competitive landscape; the Company's supply chain; natural disasters; various economic or political factors and international or national events, including related to global public health crises and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by Cabot Microelectronics; the Company's management; foreign exchange fluctuation; the Company's current or future tax rate, including the effects of the Tax Cuts and Jobs Act in the United States (“Tax Act”); cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the Company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the Company, based on a variety of factors. Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Cabot Microelectronics’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Cabot Microelectronics’ Annual Report on Form 10-K for the fiscal year ended September 30, 2019. Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.